UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Materials Pursuant to §240.14a-12

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

Product updates

July 3, 2014

Four funds reopening August 1, 2014

We value your business and want to give you and your clients a broad selection of investments to choose from. As part of that commitment, we’re letting you know the funds listed below will reopen to new investors on August 1, 2014, after being closed to preserve capacity.

●	American Century® Equity Income Fund – Designed to build and protect capital over the long-term.
●	American Century® Focused Growth Fund – Seeks long-term capital growth through stock investments.
●	American Century® Growth Fund – Aims to build wealth over time without unnecessary risk.
●	American Century® VP Growth Portfolio – Intended to balance risk with upside potential.

Fund	Class	Fund Prefix	Ticker	CUSIP
American Century Equity Income Fund
	Investor	038	TWEIX	025076100
	Institutional	338	ACIIX	025076209
	A	738	TWEAX	025076407
	C	438	AEYIX	025076746
	R	238	AEURX	025076670
	R6	1438	AEUDX	025076373
American Century Focused Growth Fund
	Investor	097	AFSIX	02508H105
	Institutional	427	AFGNX	02508H634
	A	127	AFGAX	02508H675
	C	797	AFGCX	02508H659
	R	897	AFGRX	02508H642
American Century Growth Fund
	Investor	020	TWCGX	025083106
	Institutional	320	TWGIX	025083205
	A	720	TCRAX	025083403
	C	1220	TWRCX	02508H626
	R	120	AGWRX	025083189
	R6	1420	AGRDX	02508H519
American Century VP Growth Portfolio*
	Class I	088	AWRIX	024936692
	Class II	188	AWREX	024936684

*Available for insurance products.

International Bond Fund Proxy notification

International Bond Fund shareholders as of June 30, 2014, are being asked to vote on the following proposals:

1.	To approve a change in International Bond Fund’s investment objective.
2.	To approve re-classification of International Bond Fund’s investment objective from “fundamental” to “non-fundamental.”

The fund’s Board of Trustees, including the Independent Trustees, unanimously approved and recommends a vote FOR the proposals. The shareholder meeting will be held on September 15, 2014. If approved, the changes will be effective November 1, 2014.

We’re here to help

If you have questions about the funds’ being reopened or the proxy proposals, please call us. We appreciate your business.

Best Regards,

American Century Relationship Management

You should consider the fund’s investment objectives, risks, charges and expenses carefully before you invest. The fund’s prospectus or summary prospectus, which can be obtained by visiting americancentury.com, contains this and other information about the fund, and should be read carefully before investing.

A proxy statement with respect to the information described above will be mailed to shareholders of record and filed with the Securities and Exchange Commission (SEC). Investors are urged to read the proxy statement because it contains important information. The proxy statement and other relevant documents will be available free of charge on the SEC’s website at www.sec.gov or by calling 1-800-345-2021.

FOR INSTITUTIONAL USE ONLY/NOT FOR PUBLIC USE

American Century Investments	American Century Investment Services, Inc., Distributor
P.O. Box 419385, Kansas City, MO 64141-6385	© 2014 American Century Proprietary Holdings, Inc.
1-800-345-6488 or 816-531-5575	All rights reserved
americancentury.com/ipro